FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




        CPL CAPITAL I                         CENTRAL POWER AND LIGHT COMPANY
(Exact name of co-registrant as              (Exact name of co-registrant as
specified in trust agreement)                        specified in charter)

      Delaware                                             Texas
(State of incorporation                            (State of incorporation
   or organization)                                    or organization)

     75-6504093                                         74-0550600
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)


                       c/o Central Power and Light Company
                           539 North Carancahua Street
                          Corpus Christi, TX 78401-2802
          (Address of principal executive offices, including zip code)


        Securities to be registered pursuant to Section 12(b) of the Act:

                                                 Name of each exchange on which
Title of each class to be so registered          each class is to be registered

8.00% Cumulative Quarterly Income Preferred          New York Stock Exchange
     Securities, Series A


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:  None



         The Commission is respectfully requested to send copies of all notices, orders and communications to:

                               ROBERT B. WILLIAMS
                                 JORIS M. HOGAN
                         Milbank, Tweed, Hadley & McCloy
                             1 Chase Manhattan Plaza
                            New York, New York 10005





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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

                  The securities to be registered hereby are 8.00% Cumulative Quarterly Income Preferred Securities ("Preferred Securities"), of CPL Capital I, a Delaware business trust. The Preferred Securities represent undivided beneficial interests in the assets of CPL Capital I and are guaranteed by Central Power and Light Company (the "Company"), a Texas corporation, to the extent set forth in the form of the Guarantee Agreement by the Company to The Bank of New York, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4(i) to the Registration Statement on Form S-3 of the Company and CPL Capital I (Registration Nos. 333-21149 and 333-21149-01) filed with the Securities and Exchange Commission (the "Commission") on February 5, 1997. Such registration statement, as amended (the "Registration Statement"), became effective on April 14, 1997. The particular terms of the Preferred Securities and the Guarantee are described in the Prospectus, dated April 14, and Prospectus Supplement, dated May 8 (collectively, the "Prospectus") filed with the Commission pursuant to Rule 424 of the Securities Act of 1933, as amended, in connection with the Registration Statement. The Prospectus and the form of Guarantee are incorporated by reference herein as set forth in Item 2 below.

Item 2.  Exhibits.

                  The Preferred Securities described herein are to be registered on the New York Stock Exchange, on which no other securities of CPL Capital I are registered. Accordingly the following Exhibits required in accordance with
Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.


Exhibit
Number                                         Description and Method of Filing


1(a)  The Prospectus                           Filed pursuant to Rule 424 in
                                               connection with the Registration
                                               Statement of the Company and CPL
                                               Capital I (Reg. Nos. 333-21149
                                               and 333-21149-01).

 4(a) Form of Indenture between the            Filed as Exhibit 4(a) to the
      Company and The Bank of                  Registration Statement of the
      New York, as Trustee                     Company and CPL Capital I (Reg.
                                               Nos. 333-21149 and 333-21149-01).

 4(d) Form of Junior Subordinated              Filed as Exhibit 4(d) to the
      Debenture (contained in the              Registration Statement of the
      Form of Supplemental                     Company and CPL Capital I (Reg.
      Indenture)                               Nos. 333-21149 and 333-21149-01).

4(e)  Certificate of Trust of CPL              Filed as Exhibit 4(e) to the
      Capital I                                Registration Statement of the
                                               Company and CPL Capital I (Reg.
                                               Nos. 333-21149 and 333-21149-01).



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4(f) Trust Agreement of CPL                   Filed as Exhibit 4(f) to the
     Capital I                                Registration Statement of the
                                              Company and CPL Capital I (Reg.
                                              Nos. 333-21149 and 333-21149-01).

4(g) Form of Amended and                      Filed as Exhibit 4(g) to the
     Restated Trust Agreement of              Registration Statement of the
     CPL Capital I                            Company and CPL Capital I (Reg.
                                              Nos. 333-21149 and 333-21149-01).

4(h) Form of Preferred Security               Filed as Exhibit 4(h) to the
     (contained in the Form of                Registration Statement of the
     Amended and Restated Trust               Company and CPL Capital I (Reg.
     Agreement)                               Nos. 333-21149 and 333-21149-01).

4(i) Form of Guarantee Agreement              Filed as Exhibit 4(i) to the
                                              Registration Statement of the
                                              Company and CPL Capital I (Reg.
                                              Nos. 333-21149 and 333-21149-01).





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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


Date:  May 9, 1997                  CPL CAPITAL I


                                  By: /s/Wendy G. Hargus
                                  Name:   Wendy G. Hargus
                                  Not in their individual capacity,
                                  but solely as Trustee